Exhibit 99.2

Internal Communications, 26th February 2007

With the two main regulatory hurdles cleared, we now enter the key phase of the transaction process — that of Shareholder approval.

Today, we will start to mail the necessary documentation to shareholders containing full details of the Iberdrola Offer in the form prescribed by the London Stock Exchange. This is known as the Scheme Document.

The Board of ScottishPower has decided after very careful and detailed consideration, to unanimously recommend the Iberdrola Offer to shareholders.

The transaction with Iberdrola is, I believe, much more akin to a tie-up between two companies rather than an acquisition of one by the other.

Iberdrola attach great value to the skills and experience of ScottishPower people. Their management has given assurances to the Board of ScottishPower to honour the contractual benefits, terms and conditions of ScottishPower people for a minimum of two years. Iberdrola has no assets or people in the UK and has advised that it intends to retain the ScottishPower identity, a corporate office here in Glasgow and does not envisage changing the principal locations of our businesses in the UK and in the US.

The social consequences of an acquisition by a company that already has a presence in the UK would be considerably worse. Having spent a significant amount of time with my counterpart at Iberdrola, Ignacio Galan, it is clear Iberdrola’s philosophy is to allow the management teams in countries outside of Spain, significant autonomy in running their operations.

I understand it may be an emotional time for some people within ScottishPower. To give up independence is never easy, but equally one must look at the changes taking place in the competitive landscape largely brought about through consolidation within the European utilities market and the drive from Brussels for a single energy market across the European Union.

The Board believes a combined ScottishPower and Iberdrola is better placed to meet the growing challenges of the European Utilities market through a combination of expanded geographical presence, greater diversification, larger economies of scale and increased financial strength allowing investment in substantially larger infrastructure projects over the coming years.

In the opinion of the ScottishPower Board, the offer enables ScottishPower to compete on a global scale in an increasingly competitive environment without the adverse social consequences for employees that would be likely in other merger scenarios.

There are three components to the Offer, two of which are constant. For every ScottishPower share, shareholders will receive 400p in cash and a 12p special dividend. The third element is 0.1646 of a new Iberdrola share for every ScottishPower share. Iberdrola’s recently higher share price means the Offer (on Friday night) was effectively worth more than 792.9p per ScottishPower share. If you’re a participant in ShareSave or ESOP scheme, when you exercise your option, you will receive the same as other shareholders.

It was for all these reasons the ScottishPower Board unanimously recommend that ScottishPower Shareholders vote in favour of the Offer at the Court Meeting and the ScottishPower Extraordinary General Meeting which will be held in Glasgow on Friday 30th March.

Accompanying the Scheme Document are the necessary voting forms with an explanation as to how to vote. Whether or not ScottishPower Shareholders plan to attend the Court Meeting and/or the ScottishPower EGM, all shareholders are encouraged to complete and sign the Forms of Proxy in favour of the transaction as soon as possible.

If you are an employee who holds any ScottishPower shares, consider with great care your Board’s recommendation and the real benefits this transaction provides to you as an individual, your colleagues and our company. I would encourage you to make your vote count in favour of the transaction.

You can view the Scheme documents and Shareholder Q&As by clicking on the link below.

Iberdrola Offer

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This announcement has been made available to shareholders of Scottish Power plc (“ScottishPower”). If Iberdrola, S.A. (“Iberdrola”) conducts a tender offer for securities of the ScottishPower, ScottishPower will file a Solicitation/Recommendation Statement on Schedule 14D-9. Investors are urged to read this document when it is filed by ScottishPower with the U.S. Securities and Exchange Commission (the “SEC”), as it will contain important information. The Solicitation/Recommendation Statement and other public filings made from time to time by ScottishPower with the SEC are available without charge from the SEC’s website at www.sec.gov and at ScottishPower’s principal executive offices in Glasgow, Scotland.

This announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities in any jurisdiction. The new Iberdrola shares and Iberdrola ADSs will only be distributed to existing ScottishPower shareholders and ADS holders. The new Iberdrola shares and Iberdrola ADSs to be issued to ScottishPower shareholders and ADS holders have not been, and if they are issued pursuant to a scheme of arrangement will not be, registered under the U.S. Securities Act of 1933, as amended, or under the securities laws of any state, district or other jurisdiction of the United States, and no regulatory clearances in respect of the registration of the new Iberdrola shares or Iberdrola ADSs have been, or if issued pursuant to a scheme of arrangement will be, applied for in any jurisdiction. In the United States, if the new Iberdrola shares and Iberdrola ADSs are issued pursuant to a scheme of arrangement, they will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof. Under U.S. securities laws applicable to such circumstances, ScottishPower shareholders and ADS holders who are affiliates of ScottishPower or Iberdrola prior to, or will be affiliates of Iberdrola after, the Effective Date will be subject to certain U.S. transfer restrictions relating to the new Iberdrola shares and Iberdrola ADSs received in connection with the Scheme.

Loan notes that may be issued in connection with the transaction have not been and will not be registered under the US Securities Act or under the relevant securities laws of any state or territory or other jurisdiction of the United States. Accordingly, loan notes may not be offered or sold in the United States, except in a transaction not subject to, or in reliance on an exemption from, the registration requirements of the US Securities Act and state securities laws.

Cautionary note regarding forward looking statements

This document contains statements about ScottishPower that are or may be forward looking statements, including for the purposes of the US Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this document may be forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “may”, “anticipates”, “estimates”, “synergies”, “cost savings”, “projects”, “strategy”, or words or terms of similar substance or the negative thereof, are forward looking statements. Forward looking statements include statements relating to the following: (i) the expected timetable for completing this transaction, future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects of ScottishPower or the enlarged Iberdrola group; (ii) business and management strategies and the expansion and growth of ScottishPower’s or the enlarged Iberdrola group’s operations and potential synergies resulting from the Offer; and (iii) the effects of government regulation on ScottishPower’s or the enlarged Iberdrola group’s business. These forward looking statements are not guarantees of future performance. They have not been reviewed by the auditors of ScottishPower. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause them to differ from the actual results, performance or achievements expressed or implied by such forward looking statements.

These forward looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. Investors are cautioned not to place undue reliance on the forward looking statements, which speak only as of the date they were made. All subsequent oral or written forward looking statements attributable to ScottishPower or the enlarged Iberdrola group or any of their respective members, directors, officers or employees or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. All forward looking statements included in this document are based on information available to ScottishPower on the date hereof. Persons receiving this Offer should not place undue reliance on such forward looking statements, and ScottishPower does not undertake any obligation to publicly update or revise any forward looking statements.